SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A No. 1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 17, 2000


                       The Langer Biomechanics Group, Inc.
             (Exact name of registrant as specified in its charter)




            New York                 0-12991             11-2239561
  (State or other jurisdiction    (Commission          (IRS Employer
         of incorporation)        File Number)     Identification Number)



           450 Commack Road
          Deer Park, New York                        11729
 (Address of principal executive offices)          (Zip Code)



                                 (631) 667-1200
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.   Changes in Control of Registrant.
          ---------------------------------

     (b) On September 17, 2000, The Langer Biomechanics Group, Inc. (the "Company") entered into a letter of intent, dated September 14, 2000, with OrthoStrategies, Inc. ("OSI") pursuant to which OSI is to acquire the Company (the "Letter of Intent"). The proposed acquisition will be in the form of a merger, with shareholders of the Company receiving $1.75 per share in cash. The purchase price per share is subject to adjustment, from a minimum of $1.73 to a cap of $1.81, depending upon the net worth and net working capital of the Company at the time of the merger.

     The proposed acquisition is subject to certain conditions, including, among others, the execution of a formal merger agreement, the obtaining of requisite financing by OSI, and the meeting of minimum net worth and net working capital parameters by the Company. After the execution of the contemplated merger agreement, the Company will hold a special meeting of its shareholders to vote upon the merger.

     Reference is made to the Letter of Intent for the complete details thereof, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.
           -----------------------------------------

     (c)       Exhibits

               1.   The Letter of Intent.


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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 21, 2000

                                        The Langer Biomechanics Group, Inc.



                                   By:  /s/ Thomas G. Archbold
                                        ------------------------------------
                                        Name:  Thomas G. Archbold
                                        Title: Chief Financial Officer

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